UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 31, 2012


                                GURU HEALTH INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54522                   27-1833279
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

    #10 - 1019 17th SW, Calgary, AB                                T2T 0A7
(Address of principal executive offices)                          (Zip Code)

                                 (403) 612-4130
              (Registrant's telephone number, including area code)

                                       n/a
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 31, 2012, Matthew Christopherson, the sole director and officer of Guru Health Inc. (the "Company"), acquired a total 2,600,000 shares of the Company's common stock from Vanessa Gillis and Jessica Bradshaw, the Company's former directors and officers, in a private transaction for an aggregate total of $30,000. The funds used for this share purchase were Mr. Christopherson's personal funds. Mr. Christopherson's 2,600,000 shares amount to approximately 56.5% of the Company's currently issued and outstanding common stock.

As part of the sale of her shares Ms. Gillis agreed to extinguish all debts owed to her by the Company. A copy of the release of debt and liabilities for Ms. Gillis is attached hereto as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Release entered into by Vanessa Gillis

10.2 Share Purchase Agreement between Matthew Christpherson and Vanessa Gillis

10.3 Share Purchase Agreement between Matthew Christpherson and Jessica Bradshaw

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GURU HEALTH INC.


/s/ Matthew Christopherson
-------------------------------------
Matthew Christopherson
President and Director

Date: June 7, 2012

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